                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       October 15, 1999 (August 2, 1999)
                       ---------------------------------
                Date of Report (Date of earliest event reported)


                          AMPCO-PITTSBURGH CORPORATION
                          ----------------------------
             (Exact name of Registrant as specified in its charter)

                                  Pennsylvania
                                  ------------
                 (State or other jurisdiction of incorporation)

              1-898                 25-1117717
              -----                 ----------
(Commission File Number) (I.R.S. Employer Identification No.)


              600 Grant Street, Suite 4600, Pittsburgh, PA  15219
              ---------------------------------------------------
                    (Address of Principal Executive Offices)

                                  412/456-4400
                                  ------------
              (Registrant's telephone number, including area code)

ITEM 7.  Financial Statements and Exhibits.

On August 2, 1999, Ampco-Pittsburgh Corporation (the "Corporation") acquired the stock of certain subsidiaries of Kvaerner PLC and disclosed such in its Form 10-Q dated August 13, 1999. The historical audited financial statements of each of the subsidiaries and the required pro forma financial statements were not included in the Form 10-Q dated August 13, 1999 and set forth that such information would be filed within sixty (60) days.

This Form 8-K is being filed to include the historical audited financial statements of each of the subsidiaries acquired, The Davy Roll Company Limited, Turner Chilled Rolls Limited, and Kvaerner Formet Limited, (collectively, "Davy") for the year ended December 31, 1998 and the unaudited financial statements for the 7-months ended July 31, 1999, as well as the required pro forma financial statements.

(a)  Financial Statements of the Businesses Acquired.

The audited financial statements of The Davy Roll Company Limited, Turner Chilled Rolls Limited, and Kvaerner Formet Limited as of and for the year ended December 31, 1998 are included in Exhibit 99.1.

The unaudited financial statements of The Davy Roll Company Limited, Turner Chilled Rolls Limited, and Kvaerner Formet Limited as of and for the 7-months ended July 31, 1999, are included in Exhibit 99.2.

(b) Pro Forma Financial Statements

The following unaudited pro forma consolidated financial statements present the pro forma consolidated balance sheet at July 31, 1999, and the related pro forma consolidated statements of income for the 7-months ended July 31, 1999 and for the year ended December 31, 1998, giving effect to the August 2, 1999 acquisition of Davy as if the acquisition had been consummated at the beginning of those periods.

The pro forma financial statements are based on the historical audited financial statements of the Corporation and of Davy for the year ended December 31, 1998 and the unaudited financial statements for each of these companies for the 7-months ended July 31, 1999. The financial statements of Davy are prepared in accordance with generally accepted accounting principles of the United Kingdom (UK GAAP), which is a comprehensive basis of accounting other than generally accepted accounting principles of the United States (US GAAP). Significant differences between UK GAAP and US GAAP for Davy include accounting for pensions under a defined benefit plan, accounting for deferred income taxes and revaluation of fixed assets, each of which are discussed in the attached audited financial statements.

Assets and liabilities of Davy have been translated at the exchange rate in effect at the end of the period. The statements of income have been translated at the average exchange rate for each of the periods. Gains or losses resulting from translating these foreign currency financial statements are included as a component of capital reserves.

These unaudited pro forma financial statements are included for comparative purposes only and are not intended to be indicative of the results that would have occurred if the acquisition had been consummated at the beginning of those periods or that may be obtained in the future. The pro forma adjustments are based on available information and upon certain assumptions that management believes are reasonable under the circumstances. These adjustments are directly attributable to the consummated transaction and are expected to have a continuing impact on the financial position and results of operations of the Corporation. Adjustments are also based on preliminary Accounting Principles Board Opinion (APB) No. 16, "Business Combinations", calculations. Further adjustments to the purchase price allocation may arise as a result of the finalization of certain pre-acquisition contingencies, primarily related to accounting for pensions under a defined benefit plan.

The unaudited pro forma financial statements should be read in conjunction with the audited financial statements of the related companies.

                                            Ampco-Pittsburgh Corporation
                                  Unaudited Pro forma Consolidated Balance Sheet
                                                  July 31, 1999
                                                  (in thousands)

                                                                                                       Consolidated
                                          ----Historical-----                                            Pro Forma
                                      Ampco                                       Pro forma            Balance Sheet
                                   Pittsburgh                Davy                Adjustments            (Unaudited)
                                  -----------            -----------             -----------           -------------
ASSETS

Current assets
  Cash and cash                     $ 36,625               $    10               $(23,600)  a.
   equivalents                                                                       (500)  e.            $ 12,535
  Accounts receivable,
   net                                36,712                12,822                                          49,534
  Inventories                         36,426                12,675                                          49,101
  Other                                4,074                   166                                           4,240
                                 -----------           -----------            -----------              -----------
    Total current assets             113,837                25,673                (24,100)                 115,410

Property, plant
 and equipment, net                   78,085                16,059                 (8,993)  c.              85,151
Prepaid pension                       14,177                     0                                          14,177
Other noncurrent assets               13,406                     0                                          13,406
                                 -----------           -----------            -----------              -----------
    Total assets                    $219,505               $41,732               $(33,093)                $228,144
                                 -----------           -----------            -----------              -----------

LIABILITIES AND
 SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable                  $  8,750               $ 3,299                                        $ 12,049
  Accrued payrolls
   and employee benefits               8,544                 1,251                                           9,795
  Other accruals                      10,179                 3,692               $  1,362   b.
                                                                                     (975)  f.              14,258
                                 -----------           -----------            -----------              -----------
    Total current
      liabilities                     27,473                 8,242                    387                   36,102

Employee benefit
 obligations                          15,621                     0                                          15,621
Industrial revenue
 bond debt                            14,661                     0                                          14,661
Deferred income taxes                 11,605                     0                     10   h.              11,615
Amounts due to affiliates                  0                 1,707                 (1,707)  d.                   0
Other noncurrent
 liabilities                           1,958                     0                                           1,958
                                 -----------           -----------            -----------              -----------
    Total liabilities                 71,318                 9,949                 (1,310)                  79,957
                                 -----------           -----------            -----------              -----------

Shareholders' Equity

  Preference stock                         0                     0                                               0
  Common stock                         9,590                     0                                           9,590
  Additional paid-in-
   capital                           102,669                     0                                         102,669
  Capital reserves                         0                31,783                (31,783)  g.                   0
  Retained earnings                   34,897                     0                                          34,897
  Accumulated other
   comprehensive income                1,031                     0                                           1,031
                                 -----------           -----------            -----------              -----------
    Total shareholders'
     equity                          148,187                31,783                (31,783)                 148,187
                                 -----------           -----------            -----------              -----------
                                    $219,505               $41,732               $(33,093)                $228,144
                                 -----------           -----------            -----------              -----------

                         Ampco-Pittsburgh Corporation
             Unaudited Pro forma Consolidated Statement of Income
                     For the year ended December 31, 1998
                   (In thousands, except per share amounts)

                                                                                                       Consolidated
                                         ----Historical-----                                            Pro Forma
                                     Ampco                                       Pro forma            Stmt of Income
                                  Pittsburgh                Davy                Adjustments             (Unaudited)
                                 -----------            ----------              -----------           --------------
Net sales                           $187,853               $64,496                                        $252,349
                                 -----------            ----------                                      ----------
Operating costs
 and expenses:
  Cost of products
   sold (excluding
   depreciation)                     129,410                52,421                                         181,831
  Selling and administrative          27,718                 6,212                                          33,930
  Depreciation                         7,523                 1,357                $  (865)  i.
                                                                                      188   k.               8,203
                                 -----------           -----------            -----------              -----------
                                     164,651                59,990                   (677)                 223,964
                                 -----------           -----------            -----------              -----------

Income from operations                23,202                 4,506                    677                   28,385
Other income (expense)                   419                  (706)                (1,203)  j.
                                                                                      695   l.                (795)
                                 -----------           -----------            -----------              -----------


Income before income
 taxes                                23,621                 3,800                    169                   27,590
Income taxes                           7,955                     -                  1,577   m.               9,532
                                 -----------           -----------            -----------              -----------
Net income                          $ 15,666               $ 3,800             $   (1,408)                 $18,058
                                 ===========           ===========            ===========              ===========
Earnings per share:
  Basic                                $1.64                                                                 $1.89
  Diluted                              $1.64                                                                 $1.89

Weighted average number
 of common shares
 outstanding                           9,578                     -                      -                     9,578


                         Ampco-Pittsburgh Corporation
             Unaudited Pro forma Consolidated Statement of Income
                   For the seven-months ended July 31, 1999
                   (In thousands, except per share amounts)

                                                                                                      Consolidated
                                       ----Historical-----                                              Pro Forma
                                     Ampco                                     Pro forma             Stmt of Income
                                  Pittsburgh              Davy                Adjustments              (Unaudited)
                                 -----------           -----------            -----------            --------------
Net sales                           $112,161               $29,916                                        $142,077
                                 -----------           -----------                                     -----------
Operating costs
 and expenses:
   Cost of products
    sold (excluding
    depreciation)                     78,291                26,388                                         104,679
   Selling and administrative         16,989                 3,374                                          20,363
   Depreciation                        4,442                   888             $     (545)  i.
                                                                                      105   k.               4,890
                                 -----------           -----------            -----------              -----------
                                      99,722                30,650                   (440)                 129,932
                                 -----------           -----------            -----------              -----------
Income (loss) from
  operations                          12,439                  (734)                   440                   12,145
Other income (expense)                    10                  (364)                  (455)  j.
                                                                                      426   l.                (383)
                                 -----------           -----------            -----------              -----------
Income (loss) before
  income taxes                        12,449                (1,098)                   411                   11,762
Income taxes                           4,360                     -                    (56)  m.               4,304
                                 -----------           -----------            -----------              -----------
Net income                          $  8,089               $(1,098)            $      467                  $ 7,458
                                 ===========           ===========            ===========              ===========

Earnings per share:
   Basic                               $0.84                                                                 $0.78
   Diluted                             $0.84                                                                 $0.78

Weighted average number
 of common shares
 outstanding                           9,582                     -                      -                   9,582


                          Ampco-Pittsburgh Corporation
         Notes to Unaudited Pro Forma Consolidated Financial Statements


Note 1: The unaudited pro forma consolidated balance sheet is based on the individual balance sheet of Ampco-Pittsburgh Corporation (the "Corporation") and the combined balance sheets of The Davy Roll Company Limited, Turner Chilled Rolls Limited, and Kvaerner Formet Limited, which are presented as "Davy". The pro forma adjustments are to reflect the acquisition as if it had taken place on July 31, 1999.

a.  To record distribution of $23.6 million cash for the purchase of Davy.

b. To recognize direct costs and additional purchase price liabilities assumed as part of the acquisition.

c. The fair values of the assets acquired and the liabilities assumed exceeded the purchase price. Accordingly, the value of property, plant and equipment was reduced by the excess.

d. Amounts due to affiliates represent amounts due to Kvaerner PLC or one of its subsidiaries. These amounts were repaid to Kvaerner PLC by the Corporation at the time of the acquisition.

e. The Corporation incurred costs of approximately $500,000 in connection with the acquisition which it funded internally.

f. Elimination of the government grant liability which the Corporation will not have to repay.

g.  Capital reserve accounts as of the beginning of the year are eliminated.

h. Deferred tax represents the difference between temporary differences in the financial bases and tax bases of assets acquired and liabilities assumed.

Note 2: The unaudited pro forma consolidated statements of income are based on the individual statements of income of the Corporation and the combined statements of income of Davy. The pro forma adjustments are to reflect the acquisition as if it had taken place as of the beginning of the periods (January 1, 1999 and January 1, 1998).

i. Reduction in depreciation expense due to the reduction in the value of property, plant and equipment (see c. above).

j. Reduction in interest income due to the cash outlay to acquire the net assets of Davy.

k. Elimination of amortization income associated with the government grant liability (see f. above).

l. Elimination of management charges assessed by Kvaerner PLC and interest assessed on amounts due to affiliates.

m. The current tax provision on pro forma net income at current effective tax rates.

(c) Exhibits

99.1 Audited financial statements of The Davy Roll Company Limited, Turner Chilled Rolls Limited, and Kvaerner Formet Limited as of and for the year ended December 31, 1998.

99.2 Unudited financial statements of The Davy Roll Company Limited, Turner Chilled Rolls Limited, and Kvaerner Formet Limited as of and for the 7-months ended July 31, 1999.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       AMPCO-PITTSBURGH CORPORATION



                       BY:    /s/Robert A. Paul
                              _______________________________
                              Robert A. Paul, President and
                              Chief Executive Officer



Dated:  October 15, 1999